Bylaws

of

PIEDMONT NATURAL GAS COMPANY, INC.

________________

As Amended and Restated Effective September 8, 2011

TABLE OF CONTENTS

BYLAWS
OF
PIEDMONT NATURAL GAS COMPANY, INC.
ARTICLE I
Meeting of Shareholders

Section 1.1 Annual Meetings. The annual meeting of shareholders shall be held on the fourth Friday in February of each year, or, if that date is a legal holiday on the next succeeding day not a legal holiday at 9:30 a.m., or at such time as may be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may come before the meeting. Such meeting shall be held at such place within or without the State of North Carolina as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.

Section 1.2 Special Meetings. A special meeting of shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least 80% of the outstanding shares of stock entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

Section 1.3 Notice of Meetings.

(a) Notice of the date, time, place and purpose of any meeting of shareholders shall be signed by the Chief Executive Officer or the Secretary and a copy thereof shall be served upon each shareholder of record entitled to vote at such meeting, either personally or by mailing the same postage prepaid not less than ten nor more than 60 days before the meeting. If mailed, such notice shall be directed to a shareholder at his or her address as it appears on the record of shareholders, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

(b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law or rule. In case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give notice of the date, time and place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 1.4 Waiver of Notice. Notice of any meeting of shareholders shall not be required as to any shareholder who shall attend such meeting in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice of such meeting. If any shareholder shall, in writing, in person or by proxy, before or after the meeting, submit a waiver of notice of any meeting, notice thereof shall not be required.

Section 1.5 Quorum. At all meetings of shareholders (except where otherwise provided by law, rule or the Articles of Incorporation) the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise required by law or rule, broker non-votes and abstentions shall be considered for purposes of establishing a quorum. In the absence of a quorum, a majority of the shares present may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.6 Proxies. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer period for its duration.

Section 1.7 Advance Notice of Director Nominations and Other Business.

(a) The annual meeting is held for the purpose of electing and nominating directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be: (i) specified in the notice of annual meeting (or in any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the annual meeting by a shareholder in accordance with subparagraph (b) of this Section 1.7.

(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary. To be timely, a shareholder’s notice must be in writing and delivered or mailed to and received by the Secretary not less than 120 days but no more than 150 days before the first anniversary of the date of the Corporation’s last annual meeting. A shareholder’s notice to the Secretary will set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class, series and number of the Corporation’s             shares that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

(c) In addition to the notice requirements set forth in subparagraph (b), above, if a shareholder intends to nominate a director, the notice must also set forth: (i) the nominee’s full name and residential address; (ii) the nominee’s age; (iii) the nominee’s principal occupation(s) during the past five years; (iv) the nominee’s previous and/or current memberships on all public company boards ofdirectors; (v) the number and types of securities of the Corporation beneficially owned, if any, by the nominee; (vi) any agreement, understandings or arrangements between the nominee and any other person or persons with respect to the nominee’s nomination or service on the Board of Directors or the capital stock or business of the Corporation; (vii) any bankruptcy filings of the nominee or any affiliate of the nominee; (viii) any criminal convictions of the nominee or any affiliate of the nominee; (ix) any civil action(s) by the Securities and Exchange Commission or other regulatory agency against the nominee or an affiliate of the nominee whereby they were found to have violated any federal or state securities law; (x) a signed statement by the nominee consenting to serve as a director, if elected, and agreeing to abide upon election by the Corporation’s corporate governance guidelines including stock ownership requirements; and (xi) any other information that is required to be obtained or disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended. This Section shall be the exclusive means for a shareholder to nominate director candidates.

(d) Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at the annual meeting except in accordance with the procedures set forth in this Section. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section, the chairman of the meeting may determine that the business was not properly brought before the meeting in accordance with the foregoing procedures and declare the same at the meeting and that such business will not be transacted.

(e) Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Corporation, a shareholder must comply with this Section to conduct business at any annual meeting. If the shareholder’s proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the shareholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary pursuant to Subparagraph (b).

(f) Nothing in this Section will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

Section 1.8 Inspectors. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

Section 1.9 Vote of Shareholders. Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders. Directors shall be elected as provided in Section 2.3, and whenever any other corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or rule, by the Articles of Incorporation or by these Bylaws, be authorized by a majority of votes cast on such matter at a meeting at which a quorum is present. Except as otherwise required by law or rule, broker non-votes and abstentions shall not be considered as votes cast for or against any corporate action to be taken by a vote of the shareholders.

Section 1.10 Conduct of Meetings. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of shareholders. In the absence of the Chairman of the Board and Chief Executive Officer, the Independent Lead Director shall preside. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary’s absence, the chairman of the meeting may appoint a secretary. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on participation in such meetings to shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entries to the meeting after the time affixed for the commencement thereof; (v) limitations on the time allotted to the questions or comments by participants; and (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE II
Board of Directors

Section 2.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.2 Number, Term of Office and Qualifications. The number of directors to serve from time to time shall be determined by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, but shall not be less thannine (9). Each director shall be at least twenty-one years of age. Directors shall be elected for the terms provided in the Articles of Incorporation.

Section 2.3 Nomination and Election of Directors.

(a) Nominations may be made: (i) by or at the direction of the Board of Directors (or a properly authorized committee of the Board); or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in Section 1.7, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice, information requirements and procedures set forth in Section 1.7.

(b) At each meeting of the shareholders for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected.

(c) No director shall be elected at an annual or special meeting of shareholders unless he or she shall have been nominated to serve as a director at least 60 days prior to the meeting at which he or she is elected; provided, however, that notwithstanding the foregoing shareholders must comply with the requirements set forth in Section 1.7; and provided further, that should any nominee die, indicate his or her refusal to serve or otherwise become disqualified to serve within said 60 day period, a replacement may be nominated by a majority of the entire Board of Directors, or, upon the failure of the Board to nominate a replacement, by any shareholder at the meeting at which the disqualified nominee was to have been elected.

Section 2.4 Regular Meetings. The Board of Directors may, by resolution, from time to time, appoint the time and place for holding regular meetings of the Board, if it be deemed advisable; and such regular meetings may thereupon be held without the giving of any special notice. In case the day appointed for a regular meeting shall fall on a legal holiday, such meeting shall be held on the next following day not a legal holiday at the regular appointed hour.

Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, telephone, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the Articles of Incorporation or the Bylaws.

Section 2.6 Quorum and Manner of Acting. Any two directors in office at the time of any meeting of the Board, but in any event not less than one-third of the entire Board, shall be present in person to constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Articles of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of thedirectors present may adjourn the meeting from time to time and no notice of any adjourned meeting need be given. Any one or more members of the Board may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 2.7 Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.8 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors.

Section 2.9 Filling of Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly-created directorships and vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

Section 2.10 Directors’ Fees. In consideration of his or her serving in such capacity, each director of the Corporation who is not a full-time officer shall receive an annual fee and such additional fees in such amounts and payable in such installments as the Board of Directors, by vote of the majority of the entire Board, may from time to time determine. Members of the Board of Directors shall be entitled to reimbursement of reasonable expenses incurred for attendance at regular or special meetings of the Board of Directors.

Section 2.11 Action Without Meeting. Action taken by all of the directors without a meeting is nevertheless Board action if written consent to the action is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 2.12 Chairman of the Board and Independent Lead Director. The Board may elect from among its members a Chairman of the Board of Directors and an Independent Lead Director. If elected, the Chairman of the Board when present shall preside at all meetings of directors and shall have such other duties as provided by the Board. If elected, the Independent Lead Director shall chair the meetings of the Board during any meetings or portions of meetings (including executive sessions) where the Chairman is absent. The Independent Lead Director shall consult with the Chief Executive Officer on business issues and with the Chairman of the Board and Chief Executive Officer and the Chairman of the Directors and Corporate Governance Committee on Board management.

Section 2.13 Attendance by Electronic, Telephonic or Similar Means. Unless otherwise provided by the Articles of Incorporation, the Bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
Special Committees of the Board of Directors

Section 3.1 Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members committees, each consisting of three or more directors, for any purpose or purposes and may delegate to any such committee such powers as the Board may deem expedient.

Section 3.2 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members an Executive Committee consisting of three or more directors which shall be empowered to perform such functions as may be delegated to it by the Board subject to applicable statutory requirements. The Executive Committee shall elect its own chairman and shall appoint its own Secretary, and shall have full power and authority to make rules for the conduct of its business, including notices required to be given in connection with regular or special meetings of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Executive Committee shall keep minutes of its proceedings and shall submit the same from time to time to the Board of Directors. Any vacancy in the Executive Committee shall be filled by a vote of a majority of the entire Board of Directors.

Section 3.3 Committees’ Fees and Expenses. In consideration of his or her serving in such capacity, each member of any committee who is not a salaried officer of the Corporation may be compensated in such amount as the Board of Directors, by vote of the majority of the entire Board, may from time to time determine. Members of the committees shall be entitled to reimbursement of reasonable expenses incurred for attendance at regular or special meetings of the committees.

ARTICLE IV
Officers – Powers And Duties

Section 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. There may also be appointed one or more Vice-Presidents. The Board of Directors may appoint one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two of the aforesaid officers may be held by the same person, except that the office of Chief Executive Officer and the office of Secretary and the office of President and the office of Secretary may not be held by the same person.

Section 4.2 Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Subject to Section 4.3, officers shall hold office for the term specified by the Board of Directors, and if no term is specified, until the first meeting of the Board of Directors following the annual meeting of shareholders in the next subsequent year and until their respective successor are appointed.

Section 4.3 Removal of Officers. Any officer may be removed at any time, either for or without cause, by vote of a majority of the Board of Directors at any meeting.

Section 4.4 Vacancies. If any vacancy occurs in any office, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the term.

Section 4.5 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active control of all of the affairs and business of the Corporation. He or she shall perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are put into effect. Unless the Board of Directors shall have designated another person for such purpose, he or she shall preside at all meetings of shareholders. In the event that the Board shall not have elected a Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or shall have elected one or more of such positions and neither of such positions shall be present, the Chief Executive Officer shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, he or she shall have the power to sign in the name and on behalf of the Corporation, bonds, notes, deeds and any and all contracts and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of the business of the Corporation; and to appoint and fix the compensation of all employees and agents whose appointment is not otherwise provided for, and to remove or suspend the same.

Section 4.6 President. The President of the Corporation shall be the chief operating officer of the Corporation and shall perform such duties and have such powers as necessary or appropriate to carry out the day-to-day operations of the Company. He or she shall perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. Subject to the control of the Board of Directors and the ChiefExecutive Officer, he or she shall have the power to sign in the name and on behalf of the Corporation, bonds, notes, deeds and any and all contracts and other instruments of a contractual nature which arise in the ordinary conduct and ordinary course of the business of the Corporation. In the event that the Board shall not have appointed a Chief Executive Officer, the President shall perform all of the duties and shall have all of the powers of the Chief Executive Officer.

Section 4.7 Vice-Presidents. The several Vice-Presidents shall perform such duties and have such powers as shall be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President. In case of the absence or disability of the President, his or her duties and powers shall be exercised and performed by the several Vice-Presidents acting in his or her place in such order of seniority as the Board of Directors may prescribe from time to time.

Section 4.8 Secretary. The Secretary shall attend to the giving of notice of meetings of the shareholders and of the Board of Directors, respectively, and shall keep and attest true records of all proceedings at such meetings and shall have charge of the corporate seal and, when authorized by the Board of Directors, shall have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those which are herein directed to be in the charge of the Treasurer. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his or her duties.

Section 4.9 Treasurer. The Treasurer shall have the care and custody of all moneys and funds of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as the Board of Directors shall designate from time to time. He or she shall have power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He or she shall keep accurate books of account relating to the moneys and financial affairs of the Corporation and shall render an account of the Corporation’s funds, whenever required so to do by the Board of Directors or the Chief Executive Officer. In the absence of the Treasurer, an Assistant Treasurer shall perform his or her duties.

Section 4.10 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Bylaws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

Section 4.11 Compensation. The compensation of all officers of the Corporation shall be fixed, or the method of so doing shall be provided, from time to time, by the Board of Directors or an appropriate committee thereof.

ARTICLE V
Shares and Transfers of Shares

Section 5.1 Share Certificates. Certificates of shares shall be in such form as the Board of Directors may from time to time prescribe, and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

The Certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose. Such certificates shall indicate thereon a reference to any and all restrictive conditions imposed on the shares represented thereby.

The Board of Directors may authorize the issuance of some or all of the shares of the Corporation, or some or all of any class of shares, without certificates. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Act to be on certificates.

Section 5.2 Transfers of Shares. Shares may be transferred on the books of the Corporation by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to assign and transfer the same, signed by the record holders thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

Section 5.3 Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation evidence satisfactory to it of the loss, theft or destruction of such certificate and of the ownership thereof, and also security or indemnity satisfactory to it.Section 5.4 Record Date. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may fix a future date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

ARTICLE VI
Indemnification of Officers and Directors

Section 6.1 Definitions. For purposes of this Article, the following definitions shall apply:

(a) “Corporation” means the Corporation and all “predecessors” thereof, as such term is defined in Section 55-8-50(b)(1) of the Act.

(b) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if such director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) “Expenses” means expenses of every kind incurred in defending a Proceeding, including, but not limited to, legal, accounting, expert and investigatory fees and expenses.

(d) “Indemnified Officer” shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(e) “Liabilities” means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorneys’ fees of opposing parties incurred with respect to a Proceeding.

(f) “Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigations that could lead to such a proceeding).

Section 6.2 Indemnification. In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law or rule, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the Corporation itself) arising out of their status as Directors or officers, or their service at the Corporation’s request as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director or an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Corporation.

The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 6.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this Section, provided and to the extent such resolution does not violate any provision of the Act or the Corporation’s Articles of Incorporation. This Section shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation’s Board of Directors approving and adopting this provision.

Section 6.3 Determination. Any indemnification under Section 6.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 6.2. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

(b) if a quorum cannot be obtained under paragraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

(c) by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in paragraph (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) and a committee cannot be designated under paragraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

(d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination. The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article.

Section 6.4 Advances for Expenses. The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such Expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for Expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 6.3 and based on the facts then known, that indemnification under this Article is or will be precluded.

Section 6.5 Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article. No amendment, modification or repeat of this Article shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

Section 6.6 Insurance. The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the Corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

ARTICLE VII
General Provisions

Section 7.1 Principal Office. The principal office of the Corporation shall be located at 4720 Piedmont Row Drive, Charlotte, North Carolina, or at such other place as the Board of Directors may fix from time to time.

Section 7.2 Seal. The seal of the Corporation shall be in any form approved from time to time or at any time by the Board of Directors.

Section 7.3 Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ended October 31.

Section 7.4 Amendments of Bylaws. The Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted by (i) the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors or by (ii) a majority of the entire Board of Directors at any meeting at which a quorum is present; provided that the Board of Directors shall not have power to adopt any Bylaws, or expand the authorization conferred by any Bylaws, which by statute only the shareholders have power to so adopt or expand. Any Bylaws adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon as herein provided; and any Bylaws adopted by the shareholders may be amended or repealed by the Board of Directors except as limited by statute as above provided and except when the shareholders have expressly provided otherwise with respect to any particular Bylaws. Further provided, in each case, that notice of the proposed amendment shall have been contained in the notice of the meeting.

Section 7.5 Definitions. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

Section 7.6 Electronic Transactions. The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute agreement by the Corporation, its shareholders and directors to the conduct of transactions by electronic means.